UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 16, 2017
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2017, Ascent Global Logistics Holdings, Inc. (“Seller”), a wholly owned subsidiary of Roadrunner Transportation Systems, Inc. (“Roadrunner”), and Unitrans, Inc. (“Unitrans”), a wholly owned subsidiary of Seller (“Unitrans”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with QIC Intermediate Holdings, Inc. (“Buyer”), pursuant to which, upon the terms and subject to the satisfaction of the conditions set forth therein, Buyer will purchase from Seller all of the issued and outstanding shares of the capital stock of Unitrans in exchange for cash consideration of $95,000,000 (the “Transaction”). The purchase price is subject to customary adjustments.
The Purchase Agreement contains customary representations, warranties and covenants of the parties that are typical in transactions of this size, type and complexity. The completion of the Transaction is subject to customary closing conditions, including the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.2 and is incorporated by reference into this Item 1.01. The Purchase Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Roadrunner, Seller or Unitrans, contains representations and warranties of each of Seller and Unitrans. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement, including information contained in confidential disclosure schedules that Seller and Unitrans delivered to Buyer in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Roadrunner’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On August 17, 2017, Roadrunner issued a press release relating to the items described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

2.2	Stock Purchase Agreement, dated August 16, 2017, by and among QIC Intermediate Holdings, Inc., Unitrans, Inc. and Ascent Global Logistics Holdings, Inc.*
99.1	Press Release dated August 17, 2017

* Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Roadrunner agrees to furnish a supplemental copy of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: August 21, 2017	By:	/s/ Curtis W. Stoelting
Curtis W. Stoelting
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.2	Stock Purchase Agreement, dated August 16, 2017, by and among QIC Intermediate Holdings, Inc., Unitrans, Inc. and Ascent Global Logistics Holdings, Inc.*
99.1	Press Release dated August 17, 2017
* Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Roadrunner agrees to furnish a supplemental copy of any omitted schedules to the SEC upon request.